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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               WWW HOLDINGS, INC.
                          ---------------------------

             (Exact name of registrant as specified in its charter)

               DELAWARE                                     58-2511877
 ------------------------------------          ------------------------------------
       (State of incorporation)                 (IRS Employer Identification No.)

    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. / /

    If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /

          3100 NEW YORK DRIVE
         PASADENA, CALIFORNIA                                 91107
 ------------------------------------          ------------------------------------
    (Address of principal executive                         (zip code)
               offices)

    Securities Act registration statement file number to which this form relates: 333-94177

    Securities to be registered pursuant to Section 12(b) of the Act:

                          COMMON STOCK, $.01 PAR VALUE
                           --------------------------
                                (Title of Class)

    Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

GENERAL

    On January 6, 2000, a Registration Statement on Form S-4 was filed by WWW Holdings, Inc., a Delaware corporation (the "Company"), and declared effective by the Securities and Exchange Commission. The S-4 Registration Statement includes a Joint Proxy Statement/Prospectus pertaining to a proposed merger of EarthLink Network, Inc. ("EarthLink") and MindSpring Enterprises, Inc. ("MindSpring"), pursuant to which the Company will issue securities to the existing stockholders of such constituent companies, as set forth in the Agreement and Plan of Reorganization between EarthLink and MindSpring dated September 22, 1999. Pursuant to such merger, the Company will issue shares of its common stock, $.01 par value, in exchange for the outstanding common stock of Earthlink and MindSpring.

    The description of the Company's Common Stock is incorporated herein from the description set forth in the S-4 Registration Statement (File No.
333-     ).

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ITEM 2. EXHIBITS

    The following exhibits are filed as part of the Registration Statement:


    3.1*  Certificate of Incorporation of WWW Holdings, Inc.

    3.2*  Form Amended and Restated Certificate of Incorporation of
          WWW Holdings, Inc.

    3.3*  Bylaws of WWW Holdings, Inc.

    3.4* Form of Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock.

    3.5* Form of Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock.

    3.6* Form of Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock.

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*   Incorporated herein by reference to the exhibit of the same number in the
    Company's Registration Statement on Form S-4 (Commission File
    No. 333-     ), filed January 6, 2000.

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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          WWW HOLDINGS, INC.
                                          By: /s/ CHARLES G. BETTY
                                             -----------------------------------
                                             Charles G. Betty,
                                             Chief Executive Officer

Dated: January 6, 2000.

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                                 EXHIBIT INDEX

       EXHIBIT
         NO.                                    DESCRIPTION
---------------------                           -----------
        3.1*            Certificate of Incorporation of WWW Holdings, Inc.
        3.2*            Form of Amended and Restated Certificate of Incorporation of
                        WWW Holdings, Inc.

        3.3*            Bylaws of WWW Holdings, Inc.

        3.4* Form of Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock.

        3.5* Form of Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock.

        3.6* Form of Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock.

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*   Incorporated herein by reference to the exhibit of the same number in the
    Company's Registration Statement on Form S-4 (Commission File
    No. 333-     ), filed January 6, 2000.

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